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                                                                       EXHIBIT 1

                                PURCHASE CONTRACT


     PURCHASE CONTRACT dated March __, 2000 between WCA SHILOH LANDFILL, L.L.C, ("WCA") and BLOUNT PARRISH & COMPANY, INCORPORATED (the "Underwriter").

1. BACKGROUND.

     (a) WCA proposes to issue and sell its $5,000,000 Senior Secured Bonds (the "Bonds"). The Bonds will be issued to provide financing of general operating expenses and working capital needs, and to repay advances made by WCA's parent corporation, Waste Corporation of America, which advances were used to fund the acquisition by WCA of a construction and demolition debris landfill, known as the Shiloh Landfill, located in the Greenville, South Carolina area (the said landfill and all other property acquired in connection therewith being herein together called the "Project"). The Bonds will be issued under and secured by a Trust Indenture dated as of March 1, 2000 (the "Indenture"), between WCA and Regions Bank, Montgomery, Alabama, as Trustee (the said bank, together with its successors in trust, being herein called the "Trustee.

     (b) WCA proposes to sell the Bonds to the Underwriter and the Underwriter proposes to offer the Bonds for resale, in reliance on the representations, covenants and indemnities herein set forth. WCA has joined in this Purchase Contract in order to induce the Underwriter to enter into the same and to sell and purchase the Bonds under the terms herein set forth.

     (c) WCA has heretofore caused to be prepared a Preliminary Prospectus (the "Preliminary Prospectus"), and a definitive Prospectus dated ___________ __, 2000 (the "Prospectus"), which pertains to the Bonds. WCA hereby approves and ratifies the use of the Preliminary Prospectus by the Underwriter before the date hereof and its use of the Prospectus after the date thereof, in connection with the resale of the Bonds. The terms and conditions of the Bonds (including without limitation, the maturities, the interest rates and the provisions for the redemption thereof prior to their respective maturities) shall be as described in the Prospectus. The Prospectus has been filed as part of WCA's registration statement with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Registration Statement"). The Registration Statement is effective, and WCA has received no notice from the SEC that its approval of the Registration Statement has been withdrawn.

     (d) The attorneys referred to in this Purchase Contract are:


     Counsel for WCA:
     Mayor, Day, Caldwell & Keeton, LLP
     Houston, Texas

     Counsel for the Underwriter:
     M. Fredrick Simpler, Jr., P.C.
     Montgomery, Alabama


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2. PURCHASES, SALE AND CLOSING.

Subject to the terms and conditions and in reliance on the representations, warranties and covenants herein set forth, the Underwriter hereby agrees to purchase all of the Bonds from WCA, and WCA hereby agrees to sell all of the Bonds to the Underwriter, at a price of $_______________ (which price reflects an underwriting discount of $_________, original issue discount of $___________ and accrued interest to, but not including the date of the Closing as hereinafter defined of $__________). The sale and purchase of the Bonds shall take place at a Closing (the "Closing"), which shall take place at 9:00 AM, Central time, on ________ __, 2000, or on such other date or at such other time as may be agreed on by WCA and the Underwriter, at the offices of counsel to WCA, or at such other place, as shall be mutually agreeable to WCA and the Underwriter. At the Closing, WCA will deliver to the Underwriter, or cause to be delivered, the Bonds in definitive form, duly executed and authenticated, in authorized denominations requested by the Underwriter, together with the other documents herein required; and the Underwriter will accept delivery and pay the purchase price of the Bonds in immediately available funds. If at the Closing WCA fails to deliver the Bonds to the Underwriter as provided herein, or if at the Closing any of the conditions specified in Section 8 hereof shall not have been fulfilled to the satisfaction of the Underwriter, the Underwriter may elect to be relieved of any further obligations under this Purchase Contract without thereby waiving any other rights the Underwriter may have by reason of such failure or non-fulfillment.

3. OFFERING; UNDERWRITER'S COVENANTS.

The Underwriter agrees to make an offering of all of the Bonds at not in excess of 100% of the face value thereof.

The Underwriter has full power and authority under the laws of the State of Alabama to enter into this Purchase Contract, and when executed and delivered, this Purchase Contract will be a legal, valid and binding obligation of the Underwriter enforceable in accordance with its terms. The Underwriter covenants to offer and sell the Bonds in accordance with all applicable federal and state laws including federal securities laws and the securities laws of each state in which the Bonds are sold.

Not later than the Closing, the Underwriter will execute and deliver to WCA a certificate or other document or instrument pursuant to which the Underwriter represents and covenants to WCA factual matters reasonably necessary in order for WCA to compute the amount, if any, of original issue discount to be included as interest in its reports filed with the Internal Revenue Service.

4. WCA'S REPRESENTATIONS AND WARRANTIES.

WCA makes the following representations and warranties to the Underwriter:

     (a) WCA is a duly organized and validly existing limited liability company and is in good standing under the laws of the State of South Carolina and qualified to do business in the State of South Carolina. WCA has the power and authority to own its properties and assets and to carry on its businesses as now being conducted and is duly qualified to do business in every jurisdiction wherein the failure to qualify would have a material adverse effect on WCA or its business (including, without limitation, the State of South Carolina). WCA has all requisite power to enter into this Purchase Contract and to consummate the transactions contemplated hereby.

     (b) WCA has duly authorized all actions for the execution and delivery of the Indenture, the Bonds and this Purchase Contract and has taken all actions necessary or appropriate to insure that such documents, when executed and delivered by WCA, will constitute valid and legally binding obligations





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     of WCA, enforceable in accordance with their terms, except to the extent that their enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally.

     (c) With respect to the information concerning WCA, the Project, the Bonds, the use of the proceeds of the Bonds, the Indenture, the Prospectus (including all reports, documents or financial statements referred to in the Prospectus) was and is, and all times subsequent hereto up to and including the date of the Closing will be, true, correct and complete in all material respects, and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) The Indenture and the Bonds conform in all material respects to the descriptions thereof contained in the Prospectus.

     (e) The execution and delivery of this Purchase Contract, the Indenture and the Bonds and the compliance by WCA with the provisions hereof and thereof, do not and will not conflict with or constitute by WCA a violation of, breach of or default under (i) the Certificates of Organization or Operating Agreement of WCA, (ii) any indenture, mortgage, deed of trust, lease, note agreement or other agreement or instrument to which WCA is a party or by which WCA is bound, or (iii) any constitutional provision or statute or any order, rule, or regulations of any court or governmental agency or body having jurisdiction over WCA or any of its activities or property; and all consents, approvals, authorizations, and orders of governmental or regulatory authorities which are required in connection with the execution, delivery and performance by WCA of this Purchase Contract, the Indenture and the Bonds has been duly obtained and remain in full force and effect.

     (f) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, known to be pending or threatened against or affecting the company nor to the best of the knowledge of WCA is there any basis therefor, wherein an unfavorable decision, ruling or finding would materially adversely affect the transaction contemplated by this Purchase Contract or by the Prospectus or would, in any way, adversely affect the validity or enforceability of the Bonds, the Indenture, this Purchase Contract or any agreement or instrument to which WCA is a party and which is used or contemplated for use in the consummation of the transactions contemplated by this Purchase Contract or by the Prospectus

     (g) The Securities and Exchange Commission has not issued and, to the best of WCA's knowledge, is not threatening to issue, any order preventing or suspending the use of the Prospectus.

     (h) Neither WCA nor anyone acting on its behalf has, directly or indirectly, offered the Bonds or any similar securities of WCA in connection with the Project for sale to, or solicited any offer to buy the same from, anyone other than the Underwriter.

5. WCA'S COVENANTS.

     WCA will faithfully perform and comply with the following covenants:

     (a) WCA will indemnify and hold harmless the Underwriter and its directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended, or
     Section 20 of the Securities Exchange Act of 1934, as amended, against any and all losses, claims, damages, expenses of liabilities, joint or several, to which they or any of them may







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     become subject under any statute or at common law or otherwise, and, except as hereinafter provided, WCA will reimburse the Underwriter and each such director or officer and each such controlling persons, if any, for any reasonable legal or other expense incurred by them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or
     (ii) arise out of or are based upon the omission or alleged omission to state in that part of the Prospectus a material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances under which they are made.
     Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against WCA under this section, the indemnifiable party will notify WCA in writing of the commencement thereof, and, subject to the provisions hereinafter stated, WCA shall assume the defense of such action: (including the employment of counsel, who shall be counsel satisfactory to WCA or the Underwriter or such indemnifiable person) shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of WCA unless the employment of such counsel has been specifically authorized by WCA. WCA shall not be liable to indemnify any person for any settlement of any such action effected without its consent. Any provisions of this section to the contrary notwithstanding, WCA shall in no event be obligated to indemnify or hold the Underwriter harmless against any loss or liability unless the Underwriter furnishes or causes to be furnished a final Prospectus to each person purchasing any of the bonds from the Underwriter, or in the event the loss or liability results from any information provided by the Underwriter to WCA in connection with its offering of the Bonds.

     (b) WCA will notify the Underwriter of any material adverse change in the business, properties or financial condition of WCA occurring before the Closing or within six (6) months thereafter which would require a change in the Prospectus, or in the Appendices thereto in order to make the representations and warranties set forth in Section 5(c) hereof true and correct.

     (c) WCA will refrain from taking or omitting to take any action if such action or omission would in any way cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided for in the Indenture, as in effect from time to time.

     (d) WCA will cooperate in qualifying the Bonds for offer and sale under the securities laws of any jurisdiction of the United States designated by the Underwriter, provided that WCA will not be required to qualify to do business or consent to service of process in any state or jurisdiction other than the State of South Carolina.

     (e) WCA will pay all expenses and costs incident to the authorization, issuance, printing, sale and delivery, as the case may be, of the Bonds, the Indenture, the Prospectus and this Purchase Contract, including without limitation, (i) fees and expenses of any counsel employed by the Underwriter in connection with the qualification of the Bonds for sale under the securities laws of various jurisdictions; (ii) the preparation of any Blue Sky and legal investment memoranda; (iii) all filing, registration and recording fees and expenses; (iv) Trustee's fees and expenses; (v) fees and expenses of Underwriter's counsel and counsel to WCA; and (vi) the fees and expenses of the Underwriter. The obligation of WCA to make payments provided herein shall apply whether or not the Bonds are delivered by and on behalf of WCA or the Underwriter, unless such delivery shall be prevented by the default of the Underwriter hereunder.








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     (f) Anything herein to the contrary notwithstanding, the provisions of subparagraph (d) and clauses (i) and (ii) of subparagraph (e) of this section shall apply only to the initial sale of the Bonds by the Underwriter.

6. CONDITIONS OF UNDERWRITER'S OBLIGATION.

The Underwriter's obligation to purchase and pay for the Bonds as provided herein is subject to the fulfillment of the following conditions at or before
Closing:

     (a) The Prospectus, the Indenture, the Bonds and this Purchase Contract shall have each been duly authorized, executed and delivered by the respective parties thereto, in substantially the form heretofore approved by the Underwriter, with only such changes therein as the Underwriter, WCA and the Trustee shall mutually agree upon, and the registration of the Bonds with the SEC and any states as determined by the Underwriter shall be effective;

     (b) The Bonds shall have been duly authorized, executed and authenticated in accordance with the provisions of the Indenture;

     (c) The Underwriter shall have received the following documents:

          (i) Executed counterparts of the Indenture;

          (ii) The opinions dated as of the date of closing of (A) Counsel for WCA and (C) Counsel for the Underwriter, each such opinion to cover such matters and to be in such form as shall be satisfactory to the Underwriter;

          (iii) A certificate or certificates, dated the date of the Closing, signed by duly authorized member of WCA and in form and substance satisfactory to the Underwriter, to the effect that:

               (A) As of the Closing, the representations and warranties of WCA contained in Section 4 hereof are true, accurate and complete in all material respects and WCA has complied with its covenants and agreements required in this Purchase Contract to be complied with at or prior to the Closing;

               (B) There is no action or proceeding pending or threatened looking toward the dissolution or liquidation of WCA;

               (C) The execution and delivery by WCA of the Indenture, the Bonds and this Purchase Contract have been duly authorized and there shall be attached to said certificate appropriate resolutions of WCA in which such authorization was given;

               (D) There has been no material adverse change in the business, property or financial condition of WCA as described in the Prospectus, and except as provided for or contemplated herein or described in the Prospectus, WCA has not incurred any material liabilities other than in the ordinary course of business;

               (E) The member of WCA executing the certificates required by this
               Section 6 has examined the Prospectus, and, in his opinion, with respect to WCA , the Project and the use of bond proceeds, neither the Prospectus nor any of the appendices thereto







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               includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (iv) Such additional opinions, certificates, instruments and other documents as the Underwriter or its counsel may reasonably require to evidence compliance with applicable law; the truth and accuracy, as of the time of the Closing, of the representations and warranties of WCA contained herein and in the Prospectus; the performance or satisfaction by WCA of all agreements to be performed and all conditions to be satisfied by them; and the validity of the Bonds, the Indenture, and this Purchase Contract.

7. EVENTS PERMITTING UNDERWRITER TO TERMINATE.

The Underwriter shall have the right to cancel and terminate their obligations under this Purchase Contract at any time before the Closing if any of the following occurs:

     (a) A stop order, ruling, regulation or Prospectus by or on behalf of the Securities and Exchange Commission shall be issued or made to the effect that the issuance, offering or sale of the Bonds, or of obligations of the general character of the Bonds as contemplated hereby, is in violation of any provisions of the Securities Act or 1933, as amended, or the Trust Indenture Act of 1939, as amended; or

     (b) (i) Any restriction on, or general suspension of trading in securities on the New York Stock Exchange or any banking moratorium, or the establishment by the New York Stock Exchange, by the Securities and Exchange Commission, by any federal or state agency, or by decision of any court, or any limitation on prices for such trading, (ii) any outbreak of hostilities or other national or international calamity or crisis, the effect of which on the financial markets of the United States shall be such as to make it impracticable, in the reasonable judgment of the Underwriter, for the Underwriter to enforce contracts for the sale of Bonds, or (iii) a fire, flood, accident or other calamity resulting in a substantial loss to WCA which renders it impracticable, in the reasonable judgment of the Underwriter, to consummate the sale of the Bonds and the delivery of the Bonds by the Underwriter at the initial offering price; or

     (c) Any event or condition which, in the judgment of the Underwriter, renders untrue or incorrect, in any material respect as of the time the same purports to speak, the information contained in the Preliminary Prospectus or the Prospectus, in the Appendices thereto, or in any of the reports, documents or financial statements referred to in the said Appendices, or which requires that information not reflected in the Preliminary Prospectus or the Prospectus, in the said Appendices or in said reports, documents or financial statements should be reflected therein in order to make the statements therein not misleading in any material respect as of such time; provided that WCA and the Underwriter will use their best efforts to amend or supplement the Preliminary Prospectus, the Prospectus, the Appendices thereto or the reports, documents and financial statements and projections referred to in the said Appendices so as to reflect therein, to the satisfaction of the Underwriter, any information needed to make the Preliminary Prospectus, the Prospectus, the said Appendices and said reports, documents and financial statements and projections not misleading.




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8. NOTICES AND OTHER ACTIONS.

All notices, demands and formal actions hereunder will be in writing, mailed, telegraphed or delivered to:

(a)If to WCA:

WCA Shiloh Landfill, LLC
c/o Waste Corporation of America, Inc.
One Riverway, Suite 1400
Houston, Texas 77056

(b)If to the Trustee:

Regions Bank
60 Commerce Street, 2nd Floor
Montgomery, Alabama 36104
Attention: Corporate Trust Administration

(c)If to the Underwriter:

Blount Parrish & Company, Incorporated
Post Office Box 5212
Montgomery, Alabama 36103
Attention: William B. Blount

9. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS.

All representations, warranties and agreements of WCA contained herein shall remain operative and in full force and shall survive (a) the execution and delivery of this Purchase Contract, (b) any investigation made by or on behalf of the Underwriter, (c) the purchase of the Bonds hereunder and (d) any disposition of or payment for the Bonds.

10. COUNTERPARTS.

This Purchase Contract may be executed in any number of counterparts with each executed counterpart constituting an original but all of which together shall constitute one and the same instrument.

11. SUCCESSORS, GOVERNING LAW.

This Purchase Contract will inure to the benefit of any be binding upon the parties hereto and their successors, and will not confer any rights upon any other person (except other persons specifically entitled to the benefit of the indemnity provisions contained in Section 4 hereof). This Purchase Contract shall be governed by and construed in accordance with the laws of the State of Alabama.




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IN WITNESS WHEREOF, WCA and the Underwriter have caused this Purchase Contract to be executed in their respective corporate names by their duly authorized officers and have caused this Purchase Contract to be dated March __, 2000.


BLOUNT PARRISH & COMPANY, INCORPORATED


--------------------------------------
By:
   -----------------------------------
Its duly authorized representative


WCA SHILOH LANDFILL, LLC


By: WASTE CORPORATION OF AMERICA, INC.
Its Sole Member


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By:  Tom J. Fatjo, Jr.
Its Chief Executive Officer






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